     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 27, 2004
                        Amendment No. 2 to Registration Statement No. 333-110546 Post-Effective Amendment No. 4 to Registration Statement No. 333-52658
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------
                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                          ----------------------------


                              EMERSON ELECTRIC CO.
             (Exact name of registrant as specified in its charter)

                     MISSOURI                             43-0259330
           (State or other jurisdiction                  (IRS Employer
        of incorporation or organization)             Identification No.)

            8000 WEST FLORISSANT AVENUE, STATION 2431, P.O. BOX 4100
                            ST. LOUIS, MISSOURI 63136
                    (Address of principal executive offices)
        Registrant's telephone number including area code: (314) 553-2000

                          ----------------------------

                              HARLEY M. SMITH, ESQ.
                Assistant General Counsel and Assistant Secretary
                              Emerson Electric Co.
            8000 West Florissant Avenue, Station 2431, P.O. Box 4100
                            St. Louis, Missouri 63136
                                 (314) 553-2431
            (Name, address and telephone number of Agent for service)

                          ----------------------------

                        COPIES OF ALL COMMUNICATIONS TO:
                               Mary Anne O'Connell
                            Husch & Eppenberger, LLC
                         190 Carondelet Plaza, Ste. 600
                            St. Louis, MO 63105-3441
                                 (314) 480-1715
                           (314) 480-1505 - facsimile

                          ----------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box:                                                                         [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with
dividend or interest reinvestment plans, please check the following box:     [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.                      [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.                                             [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.                                         [X]

                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

                                                           Proposed Maximum
                                                            Offering Price    Proposed Maximum
 Title of Each Class of Securities        Amount To Be           Per              Aggregate           Amount of
         To Be registered               Registered(1)(2)       Unit (3)       Offering Price(4)   Registration fee
------------------------------------    ----------------   ----------------   -----------------   ----------------
Convertible Debt Securities
Non-Convertible Debt Securities (5)
Medium Term Notes
Preferred Stock $2.50 per share (5)
Common Stock $0.50 per share (5) (6)     $2,500,000,000           --            $2,500,000,000      $77,250(10)
Warrants (5) (7)
Share Purchase Contracts (8) and
Share Purchase Units (9)

         (1) Such indeterminate number of shares of common stock, preferred stock, warrants, share purchase contracts and share purchase units and such indeterminate principal amount of debt securities as may from time to time be issued at indeterminate prices, not specified as to each class of securities pursuant to General Instruction II-D of Form S-3.

         (2) Represents the aggregate initial offering price of all securities sold, (or, for any debt securities issued at an original issue discount, the initial accreted value of such debt securities) not in excess of $2,500,000,000 to the Registrant (including the $500,000,000 of debt securities carried forward from a prior registration statement as described in note 10), or if any securities are issued with an offering price payable in foreign currency, such amount as shall result in an aggregate initial offering price equivalent to $2,500,000,000 at the time of initial offering.

         (3) The proposed maximum offering price per unit or share will be determined from time to time by the registrant in connection with the issuance by the registrant of securities registered hereunder, and is not specified as to each class of securities pursuant to General Instruction II-D of Form S-3.

         (4) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any.

         (5) Also includes such indeterminate number of shares of common stock and preferred stock or amount of debt securities as may be issued upon conversion or exercise of, or exchange for, any convertible debt securities, convertible preferred stock, or warrants. The number and amount of such securities also include securities issued in connection with share purchase contracts and share purchase units. No separate consideration will be received for the preferred stock or common stock or debt securities issuable upon conversion of or in exchange for debt securities or preferred stock. Also includes such indeterminate number of shares of common stock and preferred stock or amount of debt securities as may be required for delivery upon exercise of warrants, or conversion of any convertible debt securities or convertible preferred stock, as a result of anti-dilution provisions thereof.

         (6) Each share of common stock issued also represents one preferred stock purchase right. Preferred stock purchase rights currently cannot trade separately from the underlying common stock and, therefore, do not carry a separate price, or necessitate an additional registration fee.

         (7) Represents an indeterminate number of warrants as may be issued at indeterminate prices, representing rights to purchase common stock, preferred stock and debt securities, or any combination. Such warrants may be issued independently or together with debt securities, preferred stock or common stock, and the warrants may be sold at the same or different time as those offered securities.

         (8) Represents an indeterminate number of share purchase contracts as may be issued at indeterminate prices, representing obligations to purchase common stock and preferred stock. Such share purchase contracts may be issued separately or as part of share purchase units.

         (9) Represents an indeterminate amount and number of share purchase units, consisting of share purchase contracts together with debt securities, preferred stock or debt obligations of third parties securing the holders' obligations to purchase common stock or preferred stock under the share purchase contracts.


         (10) Previously paid. $500,000,000 principal amount of Debt Securities was previously registered on Form S-3 and declared effective on January 5, 2001 (Registration No. 333-52658) and is carried forward as a portion of the $2,500,000,000 being registered on this Form S-3. The amount of filing fee associated with those Debt Securities paid with such earlier registration statement and offset against the filing fee was $125,000. Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus contained herein will also be used in connection with Registration Statement No. 333-52658 previously filed by the Registrant. This Amendment No. 2 to Registration Statement also constitutes Post-Effective Amendment No. 4 to Registration Statement No. 333-52658 and such Amendment shall become effective concurrently with the effectiveness of this Registration Statement and in accordance with
Section 8(c) of the Securities Act of 1933.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED APRIL 27, 2004


                                 $2,500,000,000

                                  [INSERT LOGO]

                              EMERSON ELECTRIC CO.

                           CONVERTIBLE DEBT SECURITIES
                         NON-CONVERTIBLE DEBT SECURITIES
                                MEDIUM TERM NOTES
                        PREFERRED STOCK ($2.50 PAR VALUE)
                         COMMON STOCK ($0.50 PAR VALUE)
                                    WARRANTS
                            SHARE PURCHASE CONTRACTS
                              SHARE PURCHASE UNITS

                           ---------------------------

         We may offer and issue debt securities, preferred stock, common stock, warrants, share purchase contracts and share purchase units from time to time. The shares of preferred stock or debt securities may be convertible into or exchangeable for shares of our common stock, preferred stock or debt securities. This Prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities. You should read this prospectus and any prospectus supplement carefully before you invest.


         Our common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange under the symbol "EMR." On April 26, 2004, the closing price of our common stock was $62.11 per share.



         Investing in our securities involves risk. See "Risk Factors" beginning on Page 1 of this Prospectus.


                           ---------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ---------------------------

         We may offer these securities in amounts, at prices and on terms determined at the time of offering.

         We may sell securities at fixed prices, which may change, or at negotiated prices, or, in the case of our common stock or securities convertible into our common stock, at market prices prevailing at the time of the sales or prices related to such prevailing market prices.

         We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. More information about the way we will distribute the securities is under the heading "Plan of Distribution." Information about the underwriters or agents who will participate in any particular sale of securities will be in the prospectus supplement relating to that series of securities. Unless we state otherwise in a prospectus supplement, we will not list any of the debt securities on any securities exchange.

                           ---------------------------


                 THE DATE OF THIS PROSPECTUS IS APRIL 27, 2004.

                                TABLE OF CONTENTS


INFORMATION ABOUT EMERSON..............................................      1
RISK FACTORS...........................................................      1
ABOUT THIS PROSPECTUS..................................................      4
WHERE YOU CAN FIND MORE INFORMATION....................................      4
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........................      5
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS..............      5
USE OF PROCEEDS........................................................      6
RATIO OF EARNINGS TO FIXED CHARGES.....................................      6
DESCRIPTION OF THE DEBT SECURITIES.....................................      6
BOOK-ENTRY DEBT SECURITIES.............................................     12
DESCRIPTION OF CAPITAL STOCK OF EMERSON................................     13
DESCRIPTION OF WARRANTS................................................     26
DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS.......     28
PLAN OF DISTRIBUTION...................................................     29
LEGAL MATTERS..........................................................     31
EXPERTS................................................................     32


                            INFORMATION ABOUT EMERSON

         Emerson Electric Co. was incorporated in Missouri in 1890. We were originally engaged in the manufacture and sale of electric motors and fans. We subsequently expanded our product lines through internal growth and acquisitions. We now engage principally in the design, manufacture and sale of a broad range of electrical, electromechanical and electronic products and systems throughout the world. Our principal executive offices are at 8000 West Florissant Avenue, P. O. Box 4100, St. Louis, Missouri 63136. Our telephone number is (314) 553-2000.

                                  RISK FACTORS

         Investing in our securities involves risks. Before you invest in our securities, you should carefully consider the risks described below and any risks in the accompanying prospectus supplement, as well as the other information included or incorporated by reference in this prospectus and the prospectus supplement. We may amend or supplement these risk factors from time to time by other reports we file with the SEC in the future.

RISKS RELATED TO OUR BUSINESS


WE OPERATE IN BUSINESSES THAT ARE SUBJECT TO COMPETITIVE PRESSURES THAT COULD AFFECT PRICES OR DEMAND FOR OUR PRODUCTS.


         Our businesses operate in markets that are highly competitive, and we compete on the basis of product performance, quality, service and/or price across the industries and markets served. A significant element of our competitive strategy is to deliver solutions to our customers by manufacturing high quality products at the lowest relevant global cost. Some of our competitors have greater sales, assets and financial resources than us. Competitive pressures could affect prices or customer demand for our products, impacting our profit margins and/or resulting in a loss of market share.


OUR OPERATING RESULTS DEPEND IN PART ON CONTINUED SUCCESSFUL RESEARCH, DEVELOPMENT AND MARKETING OF NEW AND/OR IMPROVED PRODUCTS AND SERVICES, AND THERE CAN BE NO ASSURANCE THAT WE WILL CONTINUE TO SUCCESSFULLY INTRODUCE NEW PRODUCTS AND SERVICES.

         The success of new and improved products and services depends on their initial and continued acceptance by our customers. Our businesses are affected by varying degrees of technological change and corresponding shifts in customer demand, which result in unpredictable product transitions, shortened life cycles and increased importance of being first to market with new products and services. We may experience difficulties or delays in the research, development, production and/or marketing of new products and services which may negatively impact our operating results and prevent us from recouping or realizing a return on the investments required to bring new products and services to market.



WE ENGAGE IN ACQUISITIONS, AND MAY ENCOUNTER DIFFICULTIES IN INTEGRATING THESE BUSINESSES AND THEREFORE WE MAY NOT REALIZE THE ANTICIPATED BENEFITS OF THE ACQUISITIONS.


         We are a company that, from time to time, seeks to grow through strategic acquisitions. In the past several years, we have made various acquisitions and entered into joint venture arrangements intended to complement or expand our business, and may continue to do so in the future. The success of these transactions will depend on our ability to integrate assets and personnel acquired in these transactions and to cooperate with our strategic partners. We may encounter difficulties in integrating acquisitions with our operations, and in managing strategic investments. Furthermore, we may not realize the degree, or timing, of benefits we anticipated when we first enter into a transaction. Any of the foregoing could adversely affect our business and results of operations.


ACCESS TO FUNDING THROUGH THE CAPITAL MARKETS IS ESSENTIAL TO THE EXECUTION OF OUR BUSINESS PLAN.


         Our ability to invest in our businesses, make strategic acquisitions and refinance maturing debt obligations requires access to the capital markets and sufficient bank credit lines to support short-term borrowings.





WE USE A VARIETY OF RAW MATERIALS AND COMPONENTS IN OUR BUSINESSES, AND SIGNIFICANT SHORTAGES OR PRICE INCREASES COULD INCREASE OUR OPERATING COSTS AND ADVERSELY IMPACT THE COMPETITIVE POSITIONS OF OUR PRODUCTS.



         Our major requirements for raw materials include steel, copper, cast iron, electronics, aluminum and brass and, to a lesser extent, plastics and other petroleum based chemicals. Emerson has multiple sources of supply for each of its major requirements and is not significantly dependent on any one or a few suppliers. Significant shortages or price increases could affect the prices our affected businesses charge, their operating costs and the competitive position of their products and services, which could adversely affect our results of operations.



OUR OPERATIONS DEPEND ON PRODUCTION FACILITIES THROUGHOUT THE WORLD, A MAJORITY OF WHICH ARE OUTSIDE THIS COUNTRY AND SUBJECT TO INCREASED RISKS OF DISRUPTED PRODUCTION CAUSING DELAYS IN SHIPMENTS AND LOSS OF CUSTOMERS AND REVENUE.



         We manage businesses with 290 manufacturing facilities worldwide, approximately 60% of which are located outside the United States. Serving a global customer base requires that we place more production in emerging markets to capitalize on market opportunities and maintain our best-cost position. Our international production facilities and operations could be disrupted by a natural disaster, labor strike, war, political unrest, terrorist activity or public health concerns, particularly in emerging countries that are not well-equipped to handle such occurrences. Our manufacturing facilities abroad also may be more susceptible to changes in laws and policies in host countries and economic and political upheaval than our domestic facilities. Any such disruption could cause delays in shipments of products and the loss of sales and customers and insurance proceeds may not adequately compensate us.



OUR SUBSTANTIAL SALES ABROAD SUBJECT US TO ECONOMIC RISK AS OUR RESULTS OF OPERATIONS MAY BE ADVERSELY AFFECTED BY FOREIGN CURRENCY FLUCTUATIONS AND CHANGES IN LOCAL GOVERNMENT REGULATIONS AND POLICIES.

         We sell, manufacture, engineer, and purchase products in overseas markets. Approximately 45% of our sales in 2003 were outside the United States, and we expect sales from non - U.S. markets to continue to represent a significant portion of our total sales. International sales and operations are subject to changes in local government regulations and policies, including those related to tariffs and trade barriers, investments, taxation, exchange controls, and repatriation of earnings. Changes in the relative values of currencies occur from time to time and could affect our operating results. While we monitor our exchange rate exposures and attempt to reduce this exposure through hedging activities, this risk could adversely affect our operating results.



DOWNTURNS IN THE END MARKETS THAT WE SERVE MAY NEGATIVELY IMPACT OUR SEGMENT REVENUES AND PROFITABILITY.



         Our segment revenues, operating results and profitability have varied in the past and may vary significantly from quarter to quarter in the future. Profitability can be negatively impacted by volatility in the end markets that we serve. Future downturns in any of the markets that we serve could adversely affect our overall sales and operating results. For example, we experienced a significant decline in our Electronics and Telecommunications segment operating results in 2001 and 2002 as a result of extremely difficult market conditions.


WE ARE SUBJECT TO LITIGATION AND ENVIRONMENTAL REGULATIONS THAT COULD ADVERSELY IMPACT OUR OPERATING RESULTS.


         We are, and may in the future be, a party to a number of legal proceedings and claims, including those involving product liability and environmental matters, several of which claim significant damages. Given the inherent uncertainty of litigation, we can offer no assurance that existing litigation or a future adverse development will not have a material adverse impact. We also are subject to various laws and regulations relating to environmental protection and the discharge of materials into the environment, and we could incur substantial costs as a result of the noncompliance with or liability for cleanup or other costs or damages under environmental laws.


RISKS RELATED TO OUR SECURITIES


THERE MAY BE NO ESTABLISHED TRADING MARKET FOR SOME OF OUR SECURITIES OFFERED THAT COULD MAKE SELLING SUCH SECURITIES DIFFICULT AND ALSO IMPACT THE PRICE OF SUCH SECURITIES.


         There may be no established trading market for some of our securities offered by this prospectus. For example, some of our securities may not be listed on any securities exchange or included in any automated quotation system. We cannot assure you that an active trading market for such securities will develop or, if such market develops, that you will be able to sell such securities. If a trading market does not develop or is not maintained, holders of the securities may experience difficulty in reselling, or an inability to sell, such securities. As a result, the liquidity of such securities may be limited and, under certain circumstances, nonexistent. If a market does develop, any such market may be discontinued at any time.

         The liquidity of, pricing of, and trading market for, our securities may be adversely affected by, among other things, changes in the overall markets for debt and equity securities, changes in our financial performance and prospects, the prospects in general for companies in our industry, the number of holders of the various securities, the interest of securities dealers in making a market in our securities, adverse credit rating actions and prevailing interest rates.

NET PROCEEDS FROM THE SALE OF OUR SECURITIES MAY NOT RESULT IN AN INCREASE IN INVESTMENT VALUE.

         Our management will have considerable discretion in the application of the net proceeds from offerings pursuant to this prospectus. For example, the net proceeds from an offering of our securities may be used for general corporate purposes. Under such circumstances, you may not have the opportunity, as part of your investment decision, to evaluate the economic, financial, or other information on which we base our decisions on how to use the proceeds, or to assess how the proceeds will be used.





IF YOU PURCHASE CERTAIN DEBT SECURITIES THAT WE MAY OFFER, YOU MAY BE REQUIRED TO ACCRUE ORIGINAL ISSUE DISCOUNT ON THE NOTES FOR UNITED STATES FEDERAL INCOME TAX PURPOSES AND YOU MAY BE REQUIRED TO PAY TAXES ON DISTRIBUTIONS THAT YOU HAVE NOT RECEIVED.



         Because of the manner in which the interest rate on certain debt securities is calculated, those notes may be classified as contingent payment debt instruments. If the notes are so treated, you will be required to accrue original issue discount on the notes in your gross income, such that you may have to pay taxes with respect to distributions that you have not received. For additional information, see "Description of Securities - Original Issue Discount Securities."


                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the "SEC," utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $2,500,000,000, or the equivalent of this amount in foreign currencies or foreign currency units.

         In this prospectus, "we," "us," "our," the "Company" and "Emerson" refer to Emerson Electric Co.

         This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We will file each prospectus supplement with the SEC. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" below.

         You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus may change after this date.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934. As a result, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov. Because our common stock trades on the New York Stock Exchange and the Chicago Stock Exchange under the symbol "EMR," those materials can also be inspected and copied at the offices of those organizations.

         We have filed with the SEC a registration statement under the Securities Act that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. You can get a copy of the registration statement from the sources referred to above.

                     INFORMATION WE INCORPORATE BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with it in this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superceded by other information that is included in or incorporated by reference into this document.

         We incorporate by reference into this prospectus the documents listed below that we have previously filed with the SEC. These documents contain important information about us.

         -        Our Annual Report on Form 10-K for the year ended September
                  30, 2003.


         - Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2003.


         - The description of our common stock contained in our Registration Statement on Form 10 as amended by our Form 8 filed on January 19, 1981.

         - The description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A filed October 6, 1998.

         We incorporate by reference into this prospectus any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 between the date we first filed the registration statement to which this prospectus relates and the termination of the offering of the securities. These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.

         You may receive a copy of any of the documents incorporated by reference in this prospectus from the SEC on its web site (http://www.sec.gov), or you may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. You can also obtain these documents from us, without charge, by contacting H. M. Smith, our Assistant Secretary and Assistant General Counsel, at Emerson Electric Co., Station 2431, 8000 West Florissant Avenue, P.O. Box 4100, St. Louis, Missouri 63136, telephone 314-553-2431, e-mail harley.smith@emrsn.com. Information on our web site is not part of this prospectus or the registration statement of which this prospectus is part.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         Statements in this registration statement contain various forward-looking statements and include assumptions concerning our operations, future results and prospects. These forward-looking statements are based on current expectations and are subject to risk and uncertainties. We undertake no obligation to update any such statement to reflect later developments. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary statement identifying important economic, political and technological factors, among others, changes in which could cause the actual results or events to differ materially from those set forth in or implied by the forward-looking statements and related assumptions.

         Such factors include the following: (i) current and future business environment, including interest rates and capital and consumer spending; (ii) volatility of the end markets served, as demonstrated by the recent decline in the electronics and telecommunications market; (iii) competitive factors and competitor responses to Emerson initiatives; (iv) development and market introduction of anticipated new products; (v) availability of raw materials and purchased components; (vi) government laws and regulations, including taxes;
(vii) outcome of pending and future litigation, including environmental compliance; (viii) stable governments and business conditions in emerging economies; (ix) penetration of emerging economies; (x) favorable environment for acquisitions, domestic and foreign, including regulatory requirements and market values of candidates; (xi) integration of acquisitions; (xii) favorable access to capital markets; and (xiii) execution of cost-reduction efforts.

                                 USE OF PROCEEDS


         We expect to use the proceeds from the sale of the securities for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures, financing acquisitions and the repayment of short or long term borrowings. Before we use the proceeds for these purposes, we may invest them in short term investments. If we anticipate that proceeds will be earmarked for a specific purpose, such as to repay debt or make an acquisition, we will disclose the principal purpose for the net proceeds from each sale of our securities, and the amounts intended for each such purpose, in the relevant prospectus supplement. If the prospectus supplement does not disclose the principal purposes for the net proceeds of the offering and the approximate amounts to be used for each such purpose, we will include a discussion of our reasons for conducting that offering in the prospectus supplement.


                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth our ratios of earnings to fixed charges for the periods indicated. For purposes of computation of the ratio of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes and cumulative effects of changes in accounting principles and minority interests in the income of consolidated subsidiaries with fixed charges plus the amount of fixed charges. Fixed charges consist of interest expense and that portion of rental expense deemed to represent interest.



                                                  QUARTER
                                                   ENDED
                   YEAR ENDED SEPTEMBER 30,     DECEMBER 31,
               ------------------------------   -------------
               1999   2000   2001  2002  2003       2003
               ----   ----   ----  ----  ----       ----
Ratio of
Earnings to
Fixed Charges  9.0x   7.1x   5.4x  6.1x  5.5x       5.5x
               ====   ====   ====  ====  ====       ===


                       DESCRIPTION OF THE DEBT SECURITIES

         This section describes some of the general terms of the debt securities that we may issue, either separately, or upon exercise of a warrant, or as part of a share purchase unit. Each prospectus supplement describes the particular terms of the debt securities we are offering under that supplement. The prospectus supplement also indicates the extent, if any, to which such general provisions may not apply to the particular debt securities we are offering under that supplement. When we refer to a prospectus supplement we are also referring to any applicable pricing supplement.

         We will issue the debt securities under an Indenture between us and The Bank of New York, which is serving as Trustee. We are summarizing certain important provisions of the Indenture and all material known provisions of the debt securities. We do not restate the Indenture or the debt securities in their entirety. We urge you to read the Indenture and the debt securities because they, and not this description, define your rights as holders of the debt securities. We filed the Indenture with the SEC in the past, and it is incorporated by reference as an exhibit to the registration statement that includes this prospectus. When we use capitalized terms that we don't define here, those terms have the meanings given in the Indenture. When we use references to Sections, we mean Sections in the Indenture.

GENERAL

         The debt securities will be our unsecured obligations. The debt securities may be referred to as debentures, notes (including notes commonly referred to as medium term notes) or other unsecured evidence of indebtedness.

         The Indenture does not limit the amount of debt securities that we may issue under the Indenture, nor does it limit other debt that we may issue. We may issue the debt securities at various times in different series, each of which may have different terms. (Section 2.3)

         The prospectus supplement relating to the particular series of debt securities we are offering will include the following information concerning those debt securities:

         -        The title of the debt securities.

         - Any limit on the amount of such debt securities that we may offer.

         - The price at which we are offering the debt securities. We will usually express the price as a percentage of the principal amount.

         - The amortization schedule, maturity date or retirement of the debt securities.

         - The interest rate per annum on the debt securities. We may specify a fixed rate or a variable rate, or we may offer debt securities that do not bear interest but are sold at a substantial discount from the amount payable at maturity.

         - The date from which interest on the debt securities will accrue.

         - The dates on which we will pay interest and the regular record dates for determining which holders are entitled to receive the interest.

         - If applicable, the dates on which or after which, and the prices at which, we are required to redeem the debt securities or have the option to redeem the debt securities.

         - If applicable, any provisions with respect to amortization, sinking funds or retirement.

         - If applicable, any limitations on our right to defease our obligations under the debt securities by depositing cash or securities.

         - The amount that we would be required to pay if the maturity of the debt securities is accelerated, if that amount is other than the principal amount.

         - Any additional restrictive covenants or other material terms relating to the debt securities.

         - The terms, if any, upon which the debt securities may be converted into or exchanged for common stock, preferred stock or debt securities.

         - Any additional events of default that will apply to the debt securities.

         - If we will make payments on the debt securities in any currency other than United States dollars, the currency or composite currency in which we will make those payments. If the currency will be determined under an index, the details concerning such index.

         -        Any other material terms of the debt securities.

PAYMENTS ON DEBT SECURITIES

         We will make payments on the debt securities at the office or agency we will maintain for that purpose (which will be the Corporate Trust Office of the Trustee in New York, New York unless we indicate otherwise in the prospectus supplement) or at such other places and at the respective times and in the manner as we designate in the prospectus supplement. (Sections 3.1 and 3.2) As explained under "Book-Entry Debt Securities" below, all debt securities will be book-entry and The Depository Trust Company or its nominee will be the initial registered Holder unless the prospectus supplement provides otherwise.

FORM, DENOMINATIONS AND TRANSFERS

         Unless otherwise indicated in the prospectus supplement:

         - The debt securities will be in fully registered form, without coupons, in denominations of $1,000 or any multiple thereof.

         - We will not charge any fee to register any transfer or exchange of the debt securities, except for taxes or other governmental charges (if any). (Section 2.8)

ORIGINAL ISSUE DISCOUNT SECURITIES

         If debt securities are Original Issue Discount Securities, we will offer and sell them at a substantial discount below their stated principal amount. "Original Issue Discount Security" means any security which provides that less than the full principal amount will be due if the maturity is accelerated or if the security is redeemed before its maturity. (Section 1.1)

         If we issue Original Issue Discount Securities:

         - For federal income tax purposes, you will need to include in your income the total amount of the original issue discount, or OID, as ordinary income over the life of the Original Issue Discount Security. The amount that the Original Issue Discount Security increases in value each tax year must be included in your taxable income as interest on your tax return. You must report OID as it accrues, whether or not you receive any taxable interest payments. This means that you must recognize income gradually over the life of the Original Issue Discount Security, even though you may not receive actual payments. This rule applies whether you are on the cash or accrual basis of accounting.

         - The OID accrues on a "constant yield" basis. The general result of this method of allocating annual interest is that interest accrual will be smaller in the earlier years after issuance of the Original Issue Discount Security and larger in the later years.

         - Your basis in the Original Issue Discount Security will increase as you recognize the OID as income. Your basis will decrease by the amount of any payments you receive on the Original Issue Discount Security (other than certain stated interest that is not taken into account in the calculation of
                  OID).

         We will describe specific Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities in the prospectus supplement, and we will file an opinion of counsel with respect to any such material tax consequences.

INDEXED DEBT SECURITIES

         We may issue debt securities under which the principal amount payable at maturity or the amount of interest payable will be determined by reference to currency exchange rates, commodity prices, equity indices or other factors. In that case, the amount we will pay to the Holders will depend on the value of the applicable currency, commodity, equity index or other factor at the time our payment obligation is calculated. All payments of principal and interest with respect to any indexed debt securities will be paid in cash. We will include information in the prospectus supplement for such debt securities about how we will calculate the principal and/or interest payable, and will specify the currencies, commodities, equity indices or other factors to which the principal amount payable at maturity or interest is linked. We will also provide information about certain additional tax considerations which would apply to the Holders of those debt securities in the applicable prospectus supplement, and file any required opinion of counsel with respect to any related material tax consequences.

CERTAIN RESTRICTIONS

         Unless we otherwise specify in the prospectus supplement, there will not be any covenants in the Indenture or the debt securities that would protect you against a highly leveraged or other transaction involving Emerson that may adversely affect you as a holder of debt securities. If there are provisions that offer such protection, they will be described in the particular prospectus supplement.

         Limitations on Liens. Under the Indenture, we and our Restricted Subsidiaries (defined below) may not issue any debt for money borrowed, or assume or guarantee any such debt, which is secured by a mortgage on a Principal Property (defined below) or shares of stock or indebtedness of any Restricted Subsidiary, unless such mortgage similarly secures your debt securities. A Principal Property is any manufacturing plant or manufacturing facility that we or any Restricted Subsidiary owns, is located within the continental United States and, in the opinion of our board of directors, is of material importance to our total business that we and our Restricted Subsidiaries conduct, taken as a whole. The above restriction will not apply to debt that is secured by:

         - mortgages on property, shares of stock or indebtedness of any corporation that exists when it becomes a Restricted Subsidiary;

         - mortgages on property that exist when we acquire the property and mortgages that secure payment of the purchase price of and improvements to the mortgaged property;

         - mortgages that secure debt which a Restricted Subsidiary owes to us or to another Restricted Subsidiary;

         -        mortgages that existed at the date of the Indenture;

         - mortgages on property of a company that exist when we acquire the company;

         - mortgages in favor of a government to secure debt that we incur to finance the purchase price or cost of construction of the property that we mortgage; or

         - extensions, renewals or replacement of any of the mortgages described above.

         A Restricted Subsidiary is a direct or indirect subsidiary of Emerson if substantially all of its property is located in the continental United States and if it owns any Principal Property (except a subsidiary principally engaged in leasing or in financing installment receivables or overseas operations).

         The Indenture also excepts from this limitation on liens secured debt in an amount up to 10% of our consolidated net tangible assets. (Section 3.6)

         Limitation on Sale and Leaseback Transactions. We and our Restricted Subsidiaries may not enter into sale and leaseback transactions involving any Principal Property (except for leases of up to three years, and except for leases between us and a Restricted Subsidiary or between Restricted Subsidiaries) unless

         - we could issue debt secured by the property involved (under the limitations on liens described above) in an amount equal to the Attributable Debt which would be calculated under the Indenture based on the rental payments to be received, or

         - we pay other debt within 90 days in an amount not less than such Attributable Debt amount. (Section 3.7)

         Restrictions on Consolidation, Merger or Sale. We may not consolidate or merge or sell or convey all or substantially all of our assets unless (1) we are the surviving corporation or (2)(a) the surviving corporation (if it is not Emerson) is a domestic (U.S.) corporation and assumes our obligations on your debt securities and under the Indenture and (2)(b) immediately after such transactions, there is no default. (Section 9.1)

DEFEASANCE

         The Indenture includes provisions allowing defeasance that we may choose to apply to debt securities of any series. If we do so, we would deposit with the Trustee or another trustee money or U. S. Government Obligations sufficient to make all payments on the defeased debt securities. If we make such a deposit with respect to your debt securities, we may elect either:

         - to be discharged from all our obligations on your debt securities, except for our obligations to register transfers and exchanges, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

         - to be released from our restrictions described above relating to liens and sale/leaseback transactions.

         To establish such a trust, we must deliver to the Trustee an opinion of our counsel that the Holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. There may be additional provisions relating to defeasance which we will describe in the Prospectus Supplement. (Sections 12.1 through 12.4)

EVENTS OF DEFAULT, NOTICE AND WAIVER

         If certain Events of Default by us specified in the Indenture happen and are continuing, either the Trustee or the Holders of 25% in principal amount of the outstanding debt securities of the defaulted series may declare the principal, and accrued interest, if any, of all securities of such series to be immediately due and payable. If other specified Events of Default happen and are continuing, either the Trustee or the Holders of 25% in principal amount of the outstanding debt securities of all series may declare the principal, and accrued interest, if any, of all the outstanding debt securities to be due and payable. (Section 5.1)

         An Event of Default in respect of any series of debt securities means:

         -        default for 30 days in payment of any interest installment;

         - default in payment of principal, premium, sinking fund installment or analogous obligation when due;

         - unless stayed by litigation, default in performance of any other covenant in the Indenture governing such series, for 90 days after notice to us by the Trustee or by the Holders of 25% in principal amount of the outstanding debt securities of such series; and

         - certain events of our bankruptcy, insolvency and reorganization. (Section 5.1)

         Within 90 days after a default in respect of any series of debt securities, the Trustee must give to the Holders of such series notice of all uncured and unwaived defaults by us known to it. However, except in the case of default in payment, the Trustee may withhold such notice if it in good faith determines that such withholding is in the interest of such Holders. The term "default" means, for this purpose, the happening of any Event of Default, disregarding any grace period or notice requirement. (Section 5.11)

         Before the Trustee is required to exercise rights under the Indenture at the request of Holders, it is entitled to be indemnified by such Holders, subject to its duty, during an Event of Default, to act with the required standard of care. (Sections 6.1 through 6.13)

         If any Event of Default has occurred, in certain cases, the Holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the Trustee, or exercising any trust or power conferred on the Trustee, in respect of such series. (Section 5.9)

         If an Event of Default occurs, the Trustee will distribute the money it collects in the following order:

         - First, to the Trustee and its agents and attorneys an amount sufficient to cover its reasonable compensation, costs, expenses, liabilities and advances made.

         - Second, in the case the principal of the defaulted series is not yet due and payable, ratably to the persons entitled to payment of interest on the defaulted series in order of the maturity of the installments of such interest, with interest on the overdue installments of interest, or, in the case the principal of the defaulted series is due and payable, ratably, based on the aggregate of principal and accrued and unpaid interest, to persons entitled to payment of principal and interest on the defaulted series, with interest on the overdue principal and overdue installments of interest.

         -        Third, the remainder to us or any other person entitled to it.
                  (Section 5.3)

         We must file an annual certificate with the Trustee that we are in compliance with conditions and covenants under the Indenture. (Section 3.5)

         In certain cases, the Holders of a majority in principal amount of the outstanding debt securities of a series, on behalf of the Holders of all debt securities of such series, or the Holders of a majority of all outstanding debt securities voting as a single class, on behalf of the Holders of all outstanding debt securities, may waive any past default or Event of Default, or compliance with certain provisions of the Indenture, but may not waive, among other things, an uncured default in payment. (Sections 5.1 and 5.10)

MODIFICATION OR AMENDMENT OF THE INDENTURE

         If we receive the consent of the Holders of a majority in principal amount of the outstanding debt securities affected, we may enter into supplemental indentures with the Trustee that would

         -        add, change or eliminate provisions in the Indenture; or

         -        change the rights of the Holders of debt securities.

         However, unless we receive the consent of all of the affected Holders, we may not enter into supplemental indentures that would with respect to the debt securities of such Holders:

         -        change the maturity;

         -        reduce the principal amount or any premium;

         - reduce the interest rate or extend the time of payment of interest;

         - reduce any amount payable on redemption or reduce the amount of the principal of an Original Issue Discount Security that would be payable on acceleration;

         - impair or affect the right of any Holder to institute suit for payment;

         -        change any right of the Holder to require repayment; or

         - reduce the requirement for approval of supplemental indentures. (Section 8.2)

REGARDING THE TRUSTEE

         The Trustee is The Bank of New York. The Trustee is a lender to us under our revolving credit agreement and is also an investment manager for one of our pension funds. From time to time, we may enter into other banking relationships with the Trustee.

         Under certain circumstances, the Holders of a majority in principal amount of the Securities of each series may remove the Trustee with respect to such series and appoint a new successor Trustee for such series, or any Securityholder of at least six months may petition a court for the removal of the Trustee and the appointment of a successor Trustee with respect to a particular series. (Section 6.10)

                           BOOK-ENTRY DEBT SECURITIES

         The Prospectus Supplement will indicate whether we are issuing the related debt securities as book-entry securities. Book entry securities of a series will be issued in the form of one or more global notes that will be deposited with The Depository Trust Company, or DTC, 55 Water Street, New York, New York 10041. The global note(s) will evidence all of the debt securities of that series. This means that we will not issue certificates to each Holder. We will issue one or more global securities to DTC, which will keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The participant will then keep a record of its clients who own the debt securities. Unless it is exchanged in whole or in part for a security evidenced by individual certificates, a global security may not be transferred, except that DTC, its nominees and their successors may transfer a global security as a whole to one another. Beneficial interests in global book-entry securities will be shown on, and transfers of beneficial interests in global notes will be made only through, records maintained by DTC and its participants. Each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder of debt securities under the Indenture.

         The laws of some jurisdictions require that certain purchasers of securities such as debt securities take physical delivery of such securities in definitive form. Such limits and such laws may impair your ability to acquire or transfer beneficial interests in the global book-entry security.

         We will make payments on each series of book-entry debt securities to DTC or its nominee, as the sole registered owner and holder of the global book-entry security. Neither Emerson, the Trustee nor any of their agents will be responsible or liable for any aspect of DTC's records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any of DTC's records relating to such beneficial ownership interests.

         DTC has advised us that, when it receives any payment on a global security, it will immediately, on its book-entry registration and transfer system, credit the accounts of participants with payments in amounts proportionate to their beneficial interests in the global security as shown on DTC's records. Payments by participants to you, as an owner of a beneficial interest in the global security, will be governed by standing instructions and customary practices (as is now the case with securities held for customer accounts registered in "street name") and will be the sole responsibility of such participants.

         A global security representing a series will be exchanged for certificated debt securities of that series only if (x) DTC notifies us that it is unwilling or unable to continue as Depositary or if DTC ceases to be a clearing agency registered under the 1934 Act and we don't appoint a successor within 90 days, (y) we decide that the global security shall be exchangeable or
(z) there is an Event of Default under the Indenture or an event which with the giving of notice or lapse of time or both would become an Event of Default with respect to the debt securities represented by such global security. If that occurs, we will issue debt securities of that series in certificated form in exchange for such global security. An owner of a beneficial interest in the global security then will be entitled to physical delivery of a certificate for debt securities of such series equal in principal amount to such beneficial interest and to have such debt securities registered in its name. We would issue the certificates for such debt securities in denominations of $1,000 or any larger amount that is an integral multiple thereof, and we would issue them in registered form only, without coupons.

         DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the 1934 Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. No fees or costs of DTC will be charged to you.

                    DESCRIPTION OF CAPITAL STOCK OF EMERSON

         The following is a summary of the material terms of our capital stock and the provisions of our restated articles of incorporation, bylaws and rights agreement. It also summarizes some relevant provisions of the Missouri General and Business Corporation Law, which we refer to as Missouri law. Since the terms of our restated articles of incorporation, bylaws and rights agreement, and Missouri law, are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Missouri law. If you would like to read those documents, they are on file with the SEC, as described under the heading "Where You Can Find More Information."

GENERAL

         Our authorized capital stock consists of 1,200,000,000 shares of common stock, par value $0.50 per share, and 5,400,000 shares of preferred stock, par value $2.50 per share.

COMMON STOCK

         All of our outstanding shares of common stock are fully paid and non-assessable. Any shares of common stock issued in an offering pursuant to this prospectus, including those issuable upon the exercise of warrants or upon conversion of preferred stock or debt securities issued pursuant to this Prospectus or in connection with the obligations of a holder of share purchase contracts to purchase our common stock, will be fully paid and non-assessable. Subject to the prior rights of the holders of any shares of preferred stock which later may be issued and outstanding, holders of common stock are entitled to receive dividends as and when declared by us out of legally available funds. In the event of any such declaration or payment, the holders of common stock will be entitled, to the exclusion of the holders of the preferred stock, to share therein. If we liquidate, dissolve, or wind up Emerson, after distribution and payment in full is made to holders of preferred stock, if any, the remainder of assets, if any, will be distributed pro rata among the holders of common stock of the company. Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote of shareholders, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions for the common stock. We may issue additional shares of authorized common stock without shareholder approval, subject to applicable rules of the New York Stock Exchange and the Chicago Stock Exchange.

         Mellon Investor Services LLC is the registrar and transfer agent for our common stock. Our common stock is listed on the New York Stock Exchange and on the Chicago Stock Exchange under the symbol "EMR."

PREFERRED STOCK

         Our restated articles of incorporation, as amended, vest our board of directors with authority to issue up to 5,400,000 shares of preferred stock from time to time in one or more series and by resolution or resolutions:

         - To fix the distinctive serial designation of the shares of any such series;

         - To fix the rate or amount per annum at which the holders of the shares of any series shall be entitled to receive dividends, the dates on which such dividends shall be payable, and the date or dates from which such dividends shall be cumulative;

         - To fix the price or prices at which, the times during which, and the other terms upon which the shares of any such series may be redeemed;

         - To fix the amounts payable on the shares of any series in the event of dissolution or liquidation of the Company;

         - From time to time to include additional shares of preferred stock which the Company is authorized to issue in any such series;

         - To determine whether or not the shares of any such series shall be made convertible into or exchangeable for shares of the common stock of the Company, shares of any other series of the preferred stock of the Company, now or hereafter authorized, or any new class of preferred stock of the Company hereafter authorized, or debt securities, the conversion price or prices, or the rate or rates of exchange at which such conversion or exchange may be made, and the terms and conditions upon which any such conversion right shall be exercised;

         - To fix such other preferences and rights, privileges and restrictions applicable to any such series as may be permitted by law;

         - To determine if a sinking fund shall be provided for the purchase or redemption of shares of any series and, if so, to fix the terms and amount or amounts of such sinking fund; and

         - The consideration for which the shares of the series are to be issued.

         Except as otherwise provided in any prospectus supplement, all shares of the same series of preferred stock will be identical with each other share of said stock. The shares of different series may differ, including as to rank, as may be provided in our restated articles of incorporation, or as may be fixed by our board of directors as described above. We may from time to time amend our restated articles of incorporation to increase or decrease the number of authorized shares of preferred stock. Unless otherwise provided in any prospectus supplement, all shares of preferred stock will be fully paid and non-assessable.

         The material terms of any series of preferred stock being offered by us will be described in the prospectus supplement relating to that series of preferred stock. If so indicated in the prospectus supplement and if permitted by law and the restated articles of incorporation, the terms of any such series may differ from the terms set forth below. That prospectus supplement may not restate the amendment to our restated articles of incorporation or the board resolution that establishes a particular series of preferred stock in its entirety. We urge you to read that amendment or board resolution because it, and not the description in the prospectus supplement, will define your rights as a holder of preferred stock. The certificate of amendment to our restated articles of incorporation or board resolution will be filed with the Secretary of State of the State of Missouri and with the SEC.

         Dividend Rights. The preferred stock will be preferred as to payment of dividends over our common stock or any other stock ranking junior to the preferred stock as to dividends. No dividend may be declared or paid and no distribution may be made on our common stock or stock of junior rank, other than dividends or distributions payable in common stock, until the full cumulative dividends on the preferred stock of all series up to the end of the then quarterly dividend period shall have been declared and paid (or appropriated and set aside) by the board of directors. We will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates indicated in the applicable prospectus supplement. With respect to each series of preferred stock, the dividends on each share of that series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest. If the amount determined by our board of directors to be declared and payable as dividends on the preferred stock is insufficient to pay the full dividend, including accumulations, on all outstanding series, such amount shall be paid on all outstanding shares of all series on pro rata basis generally based on the amount of the full dividend for that series.

         Rights upon Liquidation. The preferred stock will be preferred over common stock, or any other stock ranking junior to the preferred stock with respect to distribution earnings and assets, so that the holders of each series of preferred stock will be entitled to be paid, upon voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of common stock or stock of junior rank, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock will not be entitled to any other or further payment. In addition, the rights of the preferred stock in the event of a dissolution, liquidation or winding up shall not restrict or prevent the Company from paying dividends on common stock if the payment of such dividends is not restricted by any other terms of the preferred stock. If upon any liquidation, dissolution or winding up amounts available for payment are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, the amount available will be distributed among the holders of each series of preferred stock in an amount proportional to the full amounts to which the holders of each series are entitled.

         Redemption. All shares of any series of preferred stock will be redeemable to the extent set forth in the prospectus supplement relating to the series.

         Conversion or Exchange. Shares of any series of preferred stock will be convertible into or exchangeable for shares of common stock or preferred stock or debt securities to the extent set forth in the applicable prospectus supplement.

         Preemptive Rights. No holder of shares of any series of preferred stock will have any preemptive or preferential rights to subscribe to or purchase shares of any class or series of stock, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any series, now or hereafter authorized.

         Voting Rights. Except as indicated in the applicable prospectus supplement, the holders of preferred stock will be entitled to one vote for each share of preferred stock held by them on all matters properly presented to shareholders. The holders of common stock and the holders of all series of preferred stock will vote together as one class, except as otherwise provided by law and except as set forth below.

         The preferences, priorities, special rights and powers given to the preferred stock under our restated articles of incorporation, or to any series thereof by any authorizing action of our board, may be altered or terminated, as provided by law, upon the affirmative vote of the holders of two-thirds (2/3) of each series of preferred stock issued and outstanding whose rights will be affected by such proposed alteration or termination. No additional shares of the preferred stock except the shares provided for in our restated articles of incorporation shall be authorized, and no additional shares of any other class of preferred stock having a priority over, or entitled to participate on a parity with, the preferred stock shall be authorized, except upon the affirmative vote of the holders of a majority of each series of the preferred stock issued and outstanding; provided, however, that the authorizing resolution for any series of preferred stock may provide for the vote of a greater percentage of the shares.

         Currently under Missouri law, even if shares of a particular class or series of stock are not otherwise entitled to a vote on any matter submitted to the shareholders, amendments to the restated articles of incorporation which adversely affect those shares require a vote of the class or series of which such shares are a part, including amendments which would:

         - increase or decrease the aggregate number or par value of authorized shares of the class or series;

         - create a new class of shares having rights and preferences prior or superior to the shares of the class or series;

         - increase the rights and preferences, or the number of authorized shares, of any class having rights and preferences prior to or superior to the rights of the class or series; or

         - alter or change the powers, preferences or special rights of the shares of such class or series so as to affect such shares adversely.

         Board Representation. Our restated articles of incorporation provide that in addition to the voting rights set forth above, if, and whenever, six (6) or more quarterly dividends, whether or not consecutive, on the preferred stock shall be in arrears, in whole or in part, the holders of the preferred stock, including all series thereof, voting as a single class, shall have the right to elect a number of the members of the board of directors equal to the whole number obtained by dividing seven (7), into the number of directors of the Company authorized at such time by the restated articles of incorporation of the Company, but not less than two (2) directors. In such event, the remainder of the directors shall be elected by the holders of the common stock and preferred stock, voting as a single class. Whenever all dividends in arrears and current dividends on the preferred stock then outstanding have been paid or declared and a sum sufficient for the payment thereof set aside, then the right of the holders of the preferred stock to elect such number of directors shall then cease. During the time when the preferred stock is vested with the power of board representation, the secretary of the Company may (shall upon the written request of the holders of record of ten percent (10%) or more in number of shares of the preferred stock outstanding) call a special meeting of the holders of the preferred stock for the election of the directors to be elected by them subject to provisions of our restated articles of incorporation. In the case of additional authorized shares of preferred stock or a different class of preferred stock shall be created and issued, nothing herein contained shall prevent any such additional shares or class of the preferred stock from having the same voting rights on a pari passu basis with the shares of preferred stock entitled to vote on any matters.

         Many of our operations are conducted through our subsidiaries, and thus our ability to pay dividends on our common stock or any series of preferred stock is dependent on their financial condition, results of operations, cash requirements and other related factors.

         Depending upon the rights of holders of the preferred stock, an issuance of preferred stock could adversely affect holders of common stock by delaying or preventing a change of control of Emerson, making removal of the management of Emerson difficult, or restricting the payment of dividends and other distributions to the holders of common stock. Except as otherwise contemplated by our shareholder rights plan described below, we presently have no intention to issue any shares of preferred stock.

CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

         We may issue additional shares of common stock or preferred stock without shareholder approval, subject to applicable rules of the New York Stock Exchange and the Chicago Stock Exchange, for a variety of corporate purposes, including raising additional capital, corporate acquisitions and employee benefit plans. The existence of unissued and unreserved common and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of Emerson through a merger, tender offer, proxy contest, or otherwise, and protect the continuity of management and possibly deprive you of opportunities to sell your shares at prices higher than the prevailing market prices. We could also use additional shares to dilute the stock ownership of persons seeking to obtain control of Emerson pursuant to the operation of the rights plan or otherwise. See also "Certain Charter and Bylaw Provisions" below.

RIGHTS PLAN

         Under our shareholder rights plan, we distributed one preferred stock purchase right for each outstanding share of common stock. The rights agreement, as amended, between Emerson and Mellon Investor Services LLC (formerly ChaseMellon Shareholder Services, L.L.C.), as rights agent, dated as of November 1, 1998, contains the terms of the shareholder rights plan. Since the terms of our shareholder rights plan are more extensive than the general summary information we are providing, you should only rely on the actual provisions of the rights agreement. If you would like to read the rights agreement, it is on file with the SEC or you may request a copy from us.

         Exercisability of Rights

         Under the rights agreement, one right attaches to each outstanding share of our common stock and, when exercisable, entitles the registered holder to purchase from us one one-thousandth (1/1,000th) of a share of Series B Junior participating preferred stock, par value $2.50 per share, at an initial purchase price of $260 (originally set in 1998) per one one-thousandth (1/1,000th) of a share, subject to customary antidilution adjustments. Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. For a description of the terms of the Series B Junior participating preferred stock. See "Description of Capital Stock -- Series B Junior participating preferred stock" below.

         Generally, the rights will not become exercisable until the earlier of (the "Distribution Date"):

         - 10 business days following a public announcement (or the date on which we first have notice or determine) that a person or group, other than the Company, any subsidiary of the Company or any employee benefit plan of the Company ("Acquiring Person"), has become the beneficial owner of 20% or more of the outstanding shares of voting stock of the Company, without a qualified written approval of our board of directors; and

         - 10 business days, or such later date as we may determine, following the commencement of, or the announcement of an intention to commence, a tender offer or exchange offer that would result in an Acquiring Person becoming the beneficial owner of securities representing 20% or more of our voting stock, without a qualified written approval of our board of directors.

         Prior to the Distribution Date, the rights are not exercisable but trade with and are inseparable from our common stock. The rights will expire, if not previously exercised, on November 1, 2008, unless this date is extended. At the Distribution Date, the flip-in features of the rights or, at the discretion of our board of directors, the exchange features of the rights, may be exercised by any holder, except by the Acquiring Person. A summary description of each of these features follows:

         "Flip In" Feature

         In the event an Acquiring Person becomes the beneficial owner of securities representing 20% or more of our outstanding voting stock without the prior written consent of our board of directors, each right, except those held by the Acquiring Person, would entitle each holder of a right to acquire such number of shares of our common stock as shall equal the result obtained by multiplying the then current purchase price (originally set at $260 in 1998) by the number of one one-thousandths of a share of preferred stock for which a right is then exercisable and dividing that product by 50% of the then current market price of our common stock. For example, if we assume that the initial purchase price of $260 per one one-thousandth (1/1,000th) of a share of Series B junior participating preferred stock is in effect on the date that the flip-in feature of the right is exercised, any holder of a right, except for the Acquiring Person that has become the beneficial owner of 20% of our outstanding voting stock, can exercise one of his or her rights by paying us $260 in order to receive from us shares of our common stock having a value equal to $520.

         "Exchange" Feature

         At any time after an Acquiring Person acquires more than 20% but less than 50% of our outstanding common stock without prior written consent of our board of directors, each right, except those held by the Acquiring Persons, may be exchanged by our board of directors for one share of our common stock. Use of this exchange feature means that eligible rights holders would not have to pay a purchase price before receiving shares of our common stock.

         "Flip Over" Feature

         In the event we are acquired in a merger or other business combination transaction where we are not the surviving corporation, where our common stock is exchanged or changed or 50% or more of our assets or earning power is sold in one or several transactions without the prior written consent of our board of directors, each right would entitle the holders thereof, except for the Acquiring Person, to receive such number of shares of the acquiring company's common stock as shall be equal to the result obtained by multiplying the then current purchase price (originally set at $260 in 1998) by the number of one one-thousandths of a share of preferred stock for which a right is then exercisable and dividing that product by 50% of the then current market price per share of the common stock of the acquiring company on the date of such merger or other business combination.

         Redemption of Rights

         At any time prior to the time an Acquiring Person becomes such, the board of directors may redeem all the rights in whole, but not in part, at a redemption price of $0.005 per right, subject to adjustment. The right to exercise the rights, as described above under " -- Exercisability of Rights," will terminate upon redemption, and at such time, the holders of the rights will have the right to receive only the redemption price for each right held.

         Amendment of Rights Agreement

         The terms of the rights may be amended by the board of directors without the consent of the holders of the rights, including, but not limited to, an amendment to lower certain thresholds. However, if at any time after a person or group becomes an Acquiring Person, our board of directors may not adopt amendments to the rights agreement that adversely affect the interests of holders of the rights.

         Termination of Rights

         If not previously exercised, the rights will expire on November 1, 2008, unless we earlier redeem or exchange the rights or extend the final expiration date.

         Anti-takeover Effects

         The rights have certain anti-takeover effects. Once the rights have become exercisable, the rights will cause substantial dilution to a person or group that attempts to acquire or merge with us in certain circumstances. Accordingly, the existence of the rights may deter potential acquirers from making a takeover proposal or tender offer. The rights should not interfere with any merger or other business combination approved by our board of directors because we may redeem the rights as described above and because a transaction approved by our board of directors would not cause the rights to become exercisable.

SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

         In connection with the creation of the rights, as described above, our board has authorized the issuance of 1,200,000 shares of preferred stock as Series B junior participating preferred stock.

         We have designed the dividend, liquidation, voting and redemption features of the Series B junior participating preferred stock so that the value of one one-thousandth (1/1,000th) of a share of Series B junior participating preferred stock approximates the value of one share of common stock. Shares of Series B junior participating preferred stock may only be purchased after the rights have become exercisable, and each share of the Series B junior participating preferred stock:

         - is non-redeemable and junior to all other series of preferred stock, unless otherwise provided in the terms of those series of preferred stock;

         - will have a preferential cumulative quarterly dividend in an amount equal to the greater of $1.00 and 1,000 times any dividend declared on each share of common stock;

         - in the event of liquidation, dissolution or winding-up, will entitle its holder to receive a preferred liquidation payment equal to the greater of $1,000 and 1,000 times the payment made per share of common stock;

         - will have one vote, voting together with our common stock and any other capital stock with general voting rights, except as otherwise provided by the restated articles of incorporation and by law; and

         - in the event of any merger, consolidation or other transaction in which shares of common stock are converted or exchanged, will be entitled to receive 1,000 times the amount and type of consideration received per share of common stock.

         The rights of the Series B junior participating preferred stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

CERTAIN CHARTER AND BYLAW PROVISIONS

         Our restated articles of incorporation and bylaws:

         -        provide for a classified board of directors;

         - limit the right of shareholders to remove directors or change the size of the board of directors;

         - limit the right of shareholders to fill vacancies on the board of directors;

         - limit the right of shareholders to call a special meeting of shareholders or propose other actions;

         - require a higher percentage of shareholders than would otherwise be required to amend, alter, change, or repeal certain provisions of our articles of incorporation; and

         - provide that the bylaws may be amended only by the majority vote of the board of directors.

         Shareholders will not be able to amend the bylaws without first amending the restated articles of incorporation. These provisions may discourage certain types of transactions that involve an actual or threatened change of control of Emerson. Since the terms of our restated articles of incorporation and bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our restated articles of incorporation and bylaws. If you would like to read our articles of incorporation and bylaws, they are on file with the SEC or you may request a copy from us.

         Size of Board

         Our Restated Articles of Incorporation provide that the number of directors will be fixed by our bylaws; provided that the bylaws must provide for three or more directors. Our bylaws provide for a board of directors of at least three directors and permit the board of directors to set the number of directors from time to time. In accordance with our bylaws, our board of directors has fixed the number of directors at sixteen. Our articles of incorporation further provide that our bylaws may be amended only by majority vote of our entire board of directors.

         Election of Directors

         In order for you to nominate a candidate for director, our articles of incorporation require that you give timely notice to us in advance of the meeting. Ordinarily, you must give notice not less than 90 days nor more than 120 days before the meeting (but if we give less than 100 days' notice of the meeting, then you must give notice within ten days after we mail notice of the meeting or make a public disclosure of the meeting). Your notice must describe various matters regarding the nominee, including the nominee's name, address, occupation, and shares held. Our bylaws do not permit cumulative voting in the election of directors. Accordingly, the holders of a majority of the then outstanding shares of common stock can elect all the directors of the class then being elected at that meeting of shareholders.

         Classified Board

         Our articles of incorporation and bylaws provide that our board will be divided into three classes, with the classes to be as nearly equal in number as possible, and that one class shall be elected each year and serve for a three-year term.

         Removal of Directors

         Missouri law provides that, unless a corporation's articles of incorporation provide otherwise, the holders of a majority of the corporation's voting stock may remove any director from office. Our articles of incorporation provide that shareholders may remove a director with or without "cause" and with the approval of the holders of 85% of Emerson's voting stock. Our board of directors may remove a director, with or without cause, only in the event the director fails to meet the qualifications stated in the bylaws for election as a director or in the event the director is in breach of any agreement between such director and Emerson relating to such director's service as a director or employee of Emerson.

         Filling Vacancies

         Missouri law further provides that, unless a corporation's articles of incorporation or bylaws provide otherwise, all vacancies on a corporation's board of directors, including any vacancies resulting from an increase in the number of directors, may be filled by the vote of a majority of the remaining directors even if that number is less than a quorum. Our articles of incorporation provide that, subject to the rights, if any, of the holders of any class of preferred stock then outstanding and except as described below, only the vote of a majority of the remaining directors may fill vacancies.

         Limitations on Shareholder Action by Written Consent

         Missouri law provides that any action by written consent of shareholders in lieu of a meeting must be unanimous.

         Limitations on Calling Shareholder Meetings

         Under our articles of incorporation and bylaws, special meetings of shareholders may be called only by our board of directors, our chairman of the board, our chief executive officer and by the holders of not less than 85% of our voting stock.

         Limitations on Proposals of Other Business

         In order for you to bring a proposal before a shareholder meeting, our articles of incorporation require that you give timely notice to us in advance of the meeting. Ordinarily, you must give notice at least 90 days but not more than 120 days before the meeting (but if we give less than 100 days' notice of the meeting, then you must give notice within ten days after we mail notice of the meeting or make other public disclosure of the meeting). Your notice must include a description of the proposal, the reasons for the proposal, and other specified matters. Our board may reject any proposals that have not followed these procedures or that are not a proper subject for shareholder action in accordance with the provisions of applicable law.

         Amendment of Articles

         Our restated articles of incorporation may be amended by the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast on the amendment; provided that certain provisions contained in our restated articles of incorporation respecting business combinations, the board of directors, removal of directors, amendment of bylaws and special meetings of shareholders may be amended only by the affirmative vote of the holders of 85% of the total voting power of all outstanding shares of Emerson, voting as a single class. However, the provisions respecting business combinations may be amended upon the affirmative vote of the holders of a majority of the total voting power of all outstanding shares of Emerson if such amendment shall first have been approved and recommended by a majority of those directors who meet certain criteria of independence from parties seeking a business combination.

         Business Combination Provisions in Articles of Incorporation

         Certain business combinations involving Emerson require the affirmative vote of the holders of 85% of the outstanding shares of Emerson common stock unless (i) a majority of the continuing directors (as defined in the Emerson restated articles of incorporation) have approved the proposed business combination, or (ii) various conditions intended to ensure the adequacy of the consideration offered by the party seeking the combination are satisfied.

         Limitation on Directors' Liability

         Our restated articles of incorporation limit the liability of our directors to us or any of our shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted under the Missouri General and Business Corporation Law.

         Anti-Takeover Effects of Provisions

         The classification of directors, the inability to vote shares cumulatively, the advance notice requirements for nominations, and the provisions in our articles of incorporation that limit the ability of shareholders to increase the size of our board or to remove directors and that permit the remaining directors to fill any vacancies on our board make it more difficult for shareholders to change the composition of our board. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the directors, whether or not a change in our board would benefit Emerson and its shareholders and whether or not a majority of our shareholders believes that the change would be desirable.

         The provision of Missouri law which requires unanimity for shareholder action by written consent gives all our shareholders entitled to vote on a proposed action the opportunity to participate in the action and prevents the holders of a majority of the voting power of Emerson from using the written consent procedure to take shareholder action. The bylaw provision requiring advance notice of other proposals may make it more difficult for shareholders to take action opposed by the board. Moreover, a shareholder cannot force a shareholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of shareholders.

         These provisions make it more difficult and time-consuming to obtain majority control of our board of directors or otherwise bring a matter before shareholders without our board's consent, and thus reduce the vulnerability of Emerson to an unsolicited takeover proposal. These provisions enable Emerson to develop its business in a manner which will foster its long-term growth, by reducing to the extent practicable the threat of a takeover not in the best interests of Emerson and its shareholders and the potential disruption entailed by the threat. On the other hand, these provisions may adversely affect the ability of shareholders to influence the governance of Emerson and the possibility that shareholders would receive a premium above market price for their securities from a potential acquirer who is unfriendly to management. The provisions requiring an 85% vote of shareholders for amendments to certain provisions of our restated articles of incorporation and for certain business combinations have the effect of limiting the ability of shareholders and others to change the terms of Emerson's restated articles of incorporation and to change control of Emerson.

MISSOURI STATUTORY PROVISIONS

         Missouri law also contains certain provisions which may have an anti-takeover effect and otherwise discourage third parties from effecting transactions with us, including control share acquisition and business combination statutes.

         Business Combination Statute

         Missouri law contains a "business combination statute" which restricts certain "business combinations" between us and an "interested shareholder," or affiliates of the interested shareholder, for a period of five years after the date of the transaction in which the person becomes an interested shareholder, unless either such transaction or the interested shareholder's acquisition of stock is approved by our board on or before the date the interested shareholder obtains such status.

         The statute also prohibits business combinations after the five-year period following the transaction in which the person becomes an interested shareholder unless the business combination or purchase of stock prior to becoming an interested shareholder is approved by our board prior to the date the interested shareholder obtains such status. The statute provides that, after the expiration of such five-year period, business combinations are prohibited unless:

         - the holders of a majority of the outstanding voting stock, other than the stock owned by the interested shareholder, approve the business combination; or

         - the business combination satisfies certain detailed fairness and procedural requirements.

         A "business combination" includes a merger or consolidation, some sales, leases, exchanges, pledges and similar dispositions of corporate assets or stock and any reclassifications or recapitalizations that increase the proportionate voting power of the interested shareholder. An "interested shareholder" generally means any person who, together with his or her affiliates and associates, owns or controls 20% or more of the outstanding shares of the corporation's voting stock.

         A Missouri corporation may opt out of coverage by the business combination statute by including a provision to that effect in its governing corporate documents. We have not done so.

         The business combination statute may make it more difficult for a 20% beneficial owner to effect other transactions with us and may encourage persons that seek to acquire us to negotiate with our board prior to acquiring a 20% interest. It is possible that such a provision could make it more difficult to accomplish a transaction which shareholders may otherwise deem to be in their best interest.

         Control Share Acquisition Statute

         Missouri also has a "control share acquisition statute." This statute may limit the rights of a shareholder to vote some or all of his shares. A shareholder whose acquisition of shares results in that shareholder having voting power, when added to the shares previously held by him, to exercise or direct the exercise of more than a specified percentage of our outstanding stock (beginning at 20%), will lose the right to vote some or all of his shares in excess of such percentage unless the shareholders approve the acquisition of such shares.

         In order for the shareholders to grant approval, the acquiring shareholder must meet certain disclosure requirements specified in the statute. In addition, a majority of the outstanding voting shares, as determined before the acquisition, must approve the acquisition. Furthermore, a majority of the outstanding voting shares, as determined after the acquisition, but excluding shares held by (i) the acquiring shareholder, (ii) employee directors or (iii) officers appointed by the board of directors, must approve the acquisition. If the acquisition is approved, the statute grants certain rights to dissenting shareholders.

         Not all acquisitions of shares constitute control share acquisitions. The following acquisitions do not constitute control share acquisitions:

         -        good faith gifts;

         - transfers in accordance with wills or the laws of descent and distribution;

         -        purchases made in connection with an issuance by us;

         -        purchases by any compensation or benefit plan;

         -        the conversion of debt securities;

         - purchases from holders of shares representing two-thirds of our voting power; provided such holders act simultaneously;

         - satisfaction of a pledge or other security interest created in good faith;

         - mergers involving us which satisfy the other requirements of the General and Business Corporation Law of Missouri;


         - transactions with a person who owned a majority of our voting power within the prior year; or


         - purchases from a person who previously satisfied the requirements of the control share statute, so long as the acquiring person does not have voting power after the ownership in a different ownership range than the selling shareholder prior to the sale.

         A Missouri corporation may opt out of coverage by the control share acquisition statute by including a provision to that effect in its governing corporate documents. We have not opted out of the control share acquisition statute.

         Take-Over Bid Disclosure Statute

         Missouri's "take-over bid disclosure statute" requires that, under some circumstances, before making a tender offer that would result in the offeror acquiring control of us, the offeror must file certain disclosure materials with the Commissioner of the Missouri Department of Securities.

                             DESCRIPTION OF WARRANTS

         We may issue warrants to purchase our common stock, preferred stock, debt securities or any combination thereof. We may issue warrants independently or together with debt securities, preferred stock or common stock, and the warrants may be sold at the same or different time as those offered securities. Each warrant will entitle the holder to purchase for cash an amount or number of securities at the exercise price specified in the prospectus supplement relating to the warrants.

         We will issue our warrants in one or more series, each under a warrant agreement between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants.

         We will file a copy of each warrant agreement that we enter into with the warrant agent in our Current Reports on Form 8-K, which will be incorporated herein by reference, or by an amendment to the registration statement of which this prospectus forms a part. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in a prospectus supplement.

GENERAL TERMS

         The applicable prospectus supplement will contain, where appropriate, information relating to the warrants, including the following:

         -        the title of the warrants;

         -        the aggregate number of warrants offered;

         -        the price and prices at which the warrants will be issued;

         - the various factors considered in determining the exercise prices;

         - the currency or currencies in which the price of the warrants will be payable;

         - the dates upon which the right to exercise the warrants will begin and end;

         - if the warrants are not continuously exercisable, the specific date or dates on which they may be exercised;

         - the place or places where, and the manner in which, the warrants may be exercised;

         - the exercise price, the procedures for exercise and the circumstances, if any, that will deem the warrants to be automatically exercised;

         - any provisions for changes to or adjustments in the exercise price;

         - the designation and terms of the securities purchasable upon exercise of the warrants and the number or amount of such securities issuable upon exercise of the warrants;

         - any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants;

         - any minimum or maximum number of warrants which may be exercised at any one time;

         - if warrants are issued together with debt securities, common stock or preferred stock, the title of the securities, their terms, the number of warrants accompanying each other security and the date that the warrants and other securities will become separately transferable;

         - whether the warrants will be issued in registered or bearer form or both and whether they will be issued in certificated or uncertificated form;

         -        information with respect to book-entry procedures, if any;

         - the terms of any mandatory or optional redemption or call provisions;

         -        the exchanges, if any, on which the warrants may be listed;

         -        the identity of the warrant agent;

         - the terms of the warrant agreement entered into with the warrant agent;

         - the U.S. Federal income tax consequences applicable to the warrants; and

         -        any other material terms of the warrants.

         Prior to the exercise of the warrants, warrant holders will not have any rights of holders of our securities purchasable upon exercise of those warrants, including (1) in the case of warrants for the purchase of our debt securities, the right to receive payments of principal, premium or interest, if any, on those debt securities or to enforce covenants in the governing Indenture, or (2) in the case of warrants for the purchase of preferred stock or common stock, the right to receive payments of dividends, if any, on that preferred stock or common stock or to exercise any applicable right to vote.

EXERCISE OF WARRANTS

         Warrants may be exercised as set forth in the applicable prospectus supplement. Any warrants not exercised by the expiration date will be void. Unless otherwise set forth in the applicable prospectus supplement, holders of warrants may exercise them by delivering properly completed warrant certificates and payment of the exercise price to the warrant agent at its corporate trust office. As soon as practicable after such delivery, we will issue and deliver to the holder the securities purchased upon exercise of the warrants. If the warrants are certificated and a holder does not exercise all of the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.

AMENDMENTS AND SUPPLEMENTS TO WARRANT AGREEMENT

         Except as otherwise set forth in the prospectus supplement, we and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, except as otherwise set forth in the prospectus supplement, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Except as otherwise set forth in the prospectus supplement, every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

        DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

         We may issue share purchase contracts obligating holders to purchase from us and obligating us to sell to holders at a future date a specified number of shares of our common stock or preferred stock, or a number of shares of common stock or preferred stock to be determined by reference to a specific formula set forth in the share purchase contract. The price per share may be fixed at the time that the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. Share purchase contracts may include anti-dilution provisions to adjust the number of shares issuable pursuant to such share purchase contract upon the occurrence of certain events.

         We may issue the share purchase contracts separately or as a part of units, which we refer to as "share purchase units." Each such unit will consist of a share purchase contract and one or more of: (i) our debt securities, (ii) our preferred stock, or (iii) debt obligations of third parties, including U.S. Treasury securities, which in each case will be pledged to secure the purchasers' obligation to purchase common stock or preferred stock under the related share purchase contract.

         The share purchase contracts may:

           - require us to make periodic payments to holders of the share purchase units, or vice versa, and such payments may be unsecured or prefunded on some basis;

           - require holders to pay their payment obligations at the time the share purchase contracts are issued, which we refer to as "prepaid share purchase contracts," or at the time of settlement;

           - require holders to secure their obligations under the share purchase contracts in a specified manner; and

           - permit us to deliver, in certain circumstances, newly issued prepaid share purchase contracts, often known as "prepaid securities," upon release to a holder of any collateral securing such holder's obligations under the original share purchase contract.

         The applicable prospectus supplement will describe the material terms of the share purchase contracts or share purchase units and, if applicable, prepaid securities. The description in the applicable prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the share purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such share purchase contracts or share purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued. We will file a copy of each of these documents in our Current Reports on Form 8-K, which will be incorporated herein by reference, or by an amendment to the registration statement of which this prospectus forms a part. Material United States federal income tax considerations applicable to the share purchase contracts and the share purchase units will also be discussed in the related prospectus supplement.

                              PLAN OF DISTRIBUTION

         We may sell any of the securities offered by this prospectus to or through one or more underwriters or dealers, and also may sell the securities directly to other purchasers or through agents. Such firms may also act as our agents in the sale of the securities. We have no definitive plans to sell any of the securities offered by this prospectus directly to purchasers, but it is possible that we may make direct sales to one or more institutional investors. Any of our officers involved in such direct sales will rely on the exemption from broker-dealer registration provided by Rule 3a4-1 under the Securities Exchange Act and will comply with all elements of that rule.

         Only underwriters named in the prospectus supplement will be considered as underwriters of the securities offered by such supplement. All participating underwriters, dealers and agents will be registered broker-dealers or associated persons of registered broker-dealers. If the registration statement related to this prospectus is declared effective without naming all of the underwriters that will participate in an offering of our securities, we will file a post-effective amendment to such registration statement that will name all of the participating underwriters in any "at the market" equity offering.

         We may distribute securities at different times in one or more transactions. We may sell securities at fixed prices, which may change, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters. Discounts or commissions they receive and any profit on their resale of the securities may be considered underwriting discounts and commissions under the Securities Act of 1933. We will identify any such underwriter, dealer or agent, and we will describe any such compensation, in the prospectus supplement. We will describe our expected offering expenses in the prospectus supplement relating to a particular offering.

         We may agree to indemnify underwriters, dealers and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act of 1933. We may also agree to contribute to payments which the underwriters, dealers or agents may be required to make in respect of such liabilities.

         Agents designated by us may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by us to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

         If the securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached. A prospectus supplement will be used by the underwriters to make resales of the securities to the public and will set forth the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all such securities if any are purchased.

         If a dealer is utilized in the sale of the securities, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, of the securities so offered and sold. The prospectus supplement will set forth the name of the dealer and the terms of the transaction.

         We may directly solicit offers to purchase the securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof. The prospectus supplement will describe the terms of any such sales.

         We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. In the event that we conduct an electronic auction, we will file a post-effective amendment to the registration statement of which this prospectus (as supplemented) forms a part, describing the auction. We will include the price and terms to be established by the auction, a summary of the auction process and how you may participate in the auction, a description (or screen shots) of the Internet web pages that you will see before the auction and a description of the underwriters' obligations.

         Each series of securities will be a new issue with no established trading market, other than the common stock which is listed on the New York Stock Exchange and the Chicago Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we will not be obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance as to the liquidity of the trading market for the securities.

         Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

         We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell shares of common stock short using this prospectus and deliver common stock covered by this prospectus to close out such short positions, or loan or pledge common stock to financial institutions that in turn may sell the shares of common stock using this prospectus. We may pledge or grant a security interest in some or all of the common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus.

         The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with their terms, or otherwise, by one or more firms, which we refer to as "remarketing firms," acting as principals for their own accounts or as agents for us. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby. Under agreements which may be entered into with us, we may be required to provide indemnification or contribution to remarketing firms against certain civil liabilities, including liabilities under the Securities Act of 1933. Remarketing firms may also be customers of, engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

         If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase the securities from us at the public offering prices set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date or dates. The applicable prospectus supplement will indicate the commission to be paid to underwriters, dealers and agents soliciting purchases of the securities pursuant to contracts accepted by us.

         In connection with an offering of the securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, underwriters may over-allot in connection with the offering, creating a syndicate short position in the securities for their own account. In addition, underwriters may bid for, and purchase, securities in the open market to cover short positions or to stabilize the price of the securities. Finally, underwriters may engage in penalty bids or reclaim selling concessions allowed for distributing the securities in the offering if the underwriters repurchase previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Underwriters are not required to engage in any of these activities and may end any of these activities at any time.

                                  LEGAL MATTERS

         Unless otherwise indicated in the applicable prospectus supplement, H.
M. Smith, Esq., our Assistant General Counsel, will pass upon the legality of the offered securities for us. Unless otherwise indicated in the applicable prospectus supplement, Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, will pass upon the legality of the offered securities for the underwriters, if any. Mr. Smith is paid a salary by Emerson, is a participant in various employee benefit plans offered by us and owns or has options to purchase shares of Emerson common stock. Davis, Polk & Wardwell will rely on the opinion of H. M. Smith with respect to matters of Missouri law. Arthur F. Golden, one of our directors, is a partner of Davis Polk & Wardwell. Davis Polk & Wardwell acts as counsel to us from time to time with respect to various matters but not with respect to the offered securities. Husch & Eppenberger, LLC, St. Louis, Missouri, is also representing us in connection with some of the aspects of this offering.

                                     EXPERTS

         The consolidated financial statements of Emerson Electric Co. and subsidiaries as of September 30, 2003 and 2002, and for each of the years in the three-year period ended September 30, 2003 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing. The audit report covering the September 30, 2002, consolidated financial statements refers to a change in accounting for goodwill and other intangible assets.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered:

Registration Fee.................................................                  $   77,250
Printing and Engraving...........................................                      60,000*
Trustee's Charges ...............................................                      40,000*
Accounting Fees .................................................                     225,000*
Rating Agency Fees ..............................................                     680,000*
Legal Fees ......................................................                     160,000*
Miscellaneous ...................................................                      10,000*
                                                                                   ----------
           Total.................................................                  $1,252,250*
                                                                                   ==========

                  *  Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Emerson is a Missouri corporation. Section 351.355(1) of the Revised Statutes of Missouri provides that a corporation may indemnify a director, officer, employee or agent of the corporation in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, against expenses, including attorneys' fees, judgments, fines and settlement amounts actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 351.355(2) provides that the corporation may indemnify any such person in any threatened, pending or completed action or suit by or in the right of the corporation against expenses, including attorneys' fees and settlement amounts actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that he may not be indemnified in respect of any claim, issue or matter in which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless, and only to the extent, authorized by the court.
Section 351.355(3) provides that, to the extent that such person has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 351.355(1) or 351.355(2), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit or proceeding. Section 351.355(7) provides that a corporation shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under Section 351.355, provided such further indemnity is either (i) authorized, directed or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, provided that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

         At the Annual Meeting of Shareholders held on February 10, 1987, Emerson shareholders adopted indemnification agreements with the directors of Emerson and amendments to the Bylaws of Emerson which incorporate indemnity provisions permitted by Section 351.355(7) described above. The agreements and amended Bylaws provide that Emerson will indemnify its directors and officers against all expenses (including attorneys' fees), judgments, fines and settlement amounts, paid or incurred in any action or proceeding, including any action by or on behalf of Emerson, on account of their service as a director or officer of Emerson, any subsidiary of Emerson or any other company or enterprise when they are serving in such capacities at the request of Emerson, excepting only cases where (i) the conduct of such person is adjudged to be knowingly fraudulent, deliberately dishonest or willful misconduct, (ii) a final court adjudication shall determine that such indemnification is not lawful, (iii) judgment is rendered against such person for an accounting of profits made from a purchase or sale of securities of Emerson in violation of Section 16(b) of the Securities Exchange Act of 1934 or of any similar statutory law, or (iv) any remuneration paid to such person is adjudicated to have been paid in violation of law. Such person shall be indemnified only to the extent that the aggregate of losses to be indemnified exceeds the amount of such losses for which the director or officer is insured pursuant to any directors' or officers' liability insurance policy maintained by Emerson.

         The directors and officers of Emerson are insured under a policy of directors' and officers' liability insurance maintained by Emerson.

         Our articles of incorporation limit the liability of our directors to us or any of our shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted under the Missouri General and Business Corporation Law.

ITEM 16. EXHIBITS.

1.1 - Form of Underwriting Agreement Standard Provisions, incorporated by reference herein to Exhibit 1.1 to the Registration Statement on Form S-3 (File No. 333-66865) (the "November 1998 S-3").

1.2   -  Form of Pricing Agreement (included in Exhibit 1.1).

1.3   -  Form of Distribution Agreement incorporated by reference herein to
         Exhibit 1.3 to the Registration Statement on Form S-3 (File No. 333-84673) (the "August 1999 S-3").

1.4*  -  Form of Underwriting Agreement (Debt).

1.5*  -  Form of Underwriting Agreement (Equity).

4.1 - Indenture between the Registrant and The Bank of New York, as Trustee, incorporated by reference herein to Exhibit 4(b) to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1998.

4.2   -  Form of Debt Security, incorporated by reference herein to Exhibit
         4.2 to the November 1998 S-3.

4.3 - Form of Fixed Rate Medium-Term Note incorporated by reference herein to Exhibit 4.3 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed October 15, 2002 (File No. 333-52658).

4.4 - Form of Floating Rate Medium-Term Note incorporated by reference herein to Exhibit 4.4 Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed October 15, 2002 (File No. 333-52658).

4.5 - Restated Articles of Incorporation of Emerson Electric Co., incorporated by reference to Exhibit 3(a) of Emerson Electric Co. Form 10-Q for the quarter ended March 31, 2001.

4.6 - Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock, incorporated by reference herein to
         Exhibit 3(a)(ii) of Emerson Electric Co. Form 10-K for the fiscal year ended September 30, 1998.

4.7 - Bylaws of Emerson Electric Co., as amended through November 6, 2001, incorporated by reference to Emerson Electric Co. 2001 Form 10-K,
         Exhibit 3(b).

4.8 - Rights Agreement dated as of November 1, 1998, between Emerson Electric Co. and ChaseMellon Shareholder Services, L.L.C. (now Mellon Investor Services LLC) incorporated by reference to Emerson Electric Co. Form 8-A, dated October 6, 1998, Exhibit 1.

4.9* - Form of Preferred Stock -- Any amendment to Emerson Electric Co.'s restated articles of incorporation authorizing the creation of any series of preferred stock setting forth the rights, preferences and designations thereof will be filed as an exhibit subsequently included or incorporated by reference herein.

5     -  Opinion of H. M. Smith, Esq.

8*    -  Opinion regarding tax matters.

12    -  Statement re computation of ratios of earnings to fixed charges incorporated by reference herein to Exhibit 12 to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2003.

23.1  -  Consent of H. M. Smith, Esq. (included in Exhibit 5).

23.2  -  Independent Auditors' Consent.

24** - Powers of Attorney executed by certain of the officers and directors of the Registrant (included on the signature page).


25*** - Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, of The Bank of New York, as Trustee


* To be filed either by an amendment to the Registration Statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

** Previously filed with Registration Statement on Form S-3 (File No. 333-110546), on November 17, 2003.


*** Previously filed with Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-110546) on February 2, 2004.


ITEM 17. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in subparagraphs (i) and (ii) above do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the

         Securities and Exchange Commission by the Registrant pursuant to
         Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) If the securities registered are to be offered at competitive bidding: (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

                  (6) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (7) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused these Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on April 27, 2004.


                                  EMERSON ELECTRIC CO.

                                  By:       /s/ W. J. Galvin
                                     ---------------------------------
                                             W. J. Galvin
                                      Executive Vice President and
                                        Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement No. 333-110546, which also constitutes Post-Effective Amendment No. 4 to Registration Statement No. 333-52658, has been signed below on April 27, 2004 by the following persons in the capacities indicated:


        SIGNATURE                                      TITLE

   /s/ D. N. Farr                    Chief Executive Officer and Director
-----------------------
    (D. N. Farr)

  /s/ C. F. Knight*                  Chairman of the Board and Director
-----------------------
   (C. F. Knight)

  /s/ W. J. Galvin                   Executive Vice President and Chief
-----------------------              Financial Officer and Director
   (W. J. Galvin)

  /s/ J. G. Berges*                  President and Director
-----------------------
   (J. G. Berges)

 /s/ R. J. Schlueter                 Vice President and Chief Accounting Officer
-----------------------
  (R. J. Schlueter)

/s/ A. A. Busch III*                 Director
-----------------------
  (A. A. Busch III)

 /s/ D. C. Farrell*                  Director
-----------------------
   (D. C. Farrell)

 /s/ C. Fernandez G.*                       Director
-------------------------
   (C. Fernandez G.)

   /s/ A. F. Golden*                        Director
-------------------------
    (A. F. Golden)

   /s/ R. B. Horton*                        Director
-------------------------
    (R. B. Horton)

   /s/ G. A. Lodge*                         Director
-------------------------
     (G. A. Lodge)

/s/ V. R. Loucks, Jr.*                      Director
-------------------------
  (V. R. Loucks, Jr.)

   /s/ J. B. Menzer*                        Director
-------------------------
    (J. B. Menzer)

   /s/ C. A. Peters*                        Director
-------------------------
    (C. A. Peters)

  /s/ J. W. Prueher*                        Director
-------------------------
    (J. W. Prueher)

  /s/ R. L. Ridgway*                        Director
-------------------------
    (R. L. Ridgway)

/s/ E. E. Whitacre, Jr.*                    Director
-------------------------
 (E. E. Whitacre, Jr.)

 *By /s/ W. J. Galvin, Attorney-in-Fact
---------------------------------------
             (W.J. Galvin)

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                      DESCRIPTION OF EXHIBIT

5       -         Opinion of H. M. Smith, Esq.

23.1    -         Consent of H. M. Smith, Esq. (included in Exhibit 5).

23.2    -         Independent Auditors' Consent.